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                                                                   Exhibit 10.11

               THIRD AMENDMENT TO DEVELOPMENT AND LOAN AGREEMENT
                                     BETWEEN
                  THE DRY CREEK RANCHERIA BAND OF POMO INDIANS
                                       AND
                              DRY CREEK CASINO, LLC


         This Third Amendment to the Development and Loan Agreement ("Third Amendment") is made and entered into this 29th day of May, 2003, by and between the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the "Tribe"), and Dry Creek Casino, LLC, a Texas limited liability company ("Developer," and together with the Tribe, the "Parties"). Each capitalized term used in this Third Amendment and not otherwise defined herein shall have the meaning ascribed to it in the Development and Loan Agreement between the Parties dated August 26, 2001 (the "Agreement"), as amended by the Amendment to Development and Loan Agreement dated April 29, 2002 (the "First Amendment"), and as further amended by the Second Amendment to Development and Loan Agreement dated February 19, 2003 (the "Second Amendment"). The First Amendment and Second Amendment are referred to as the "First and Second Amendment."

         WHEREAS, the Parties executed the Agreement on August 26, 2001;

         WHEREAS, subsequent to the execution of the Agreement, the Parties twice determined that the Agreement should be revised to reflect changed circumstances and executed the First Amendment and the Second Amendment; and

         WHEREAS, the Tribe and Developer have agreed to modify the terms of the Agreement in order to modify the repayment terms of the Development Advances to be paid to Developer by Tribe.

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree to the following amendments to the Agreement, as amended by the First and Second Amendments:

         (1) Section 2.11(d) of the Agreement shall be deleted and replaced with the following:

                  "(d) recoupment payments to Developer for Development Advances not covered by the Loan, and any other funds advanced to the Project or the Tribe or expenses incurred by Developer pursuant to Section 2.1 or referenced in Sections 4.4(b) and 4.5 of this Agreement; provided that only the following amounts shall be paid between June 2003 and December 2003 (unless the Tribe determines to pay additional monies): (i) June 15, 2003 -- $970,000; (ii) July 15, 2003 -- $965,000; (iii) August 15,
         2003 -- $960,000; (iv) September 15, 2003 -- $955,000; (v) October 15,
         2003 -- $575,000; (vi) November 15, 2003 -- $4,073,345; and (vii)
         December 15, 2003 -- $901,655. In the event sufficient funds are not available to transfer the foregoing amounts to Deve1oper on the stated date, the amounts unable to be paid on such date shall be paid on the 15th day of the following month(s), in addition to such funds due in the following month(s) (the effect of which is that any unpaid amounts that are carried over to a subsequent month shall continue to cumulatively carry over until all such amounts are paid in full.)"

         (2) Miscellaneous.


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         (a) Authority. The Tribe represents and warrants that it has taken all action required by the Tribe's laws, its Articles of Association and the laws of the United States and all other applicable laws to authorize the execution, delivery and performance of this Third Amendment.

         (b) Agreement, First Amendment, and Second Amendment Otherwise Not Affected. Except as expressly amended hereto, the Agreement and the First and Second Amendments shall remain unchanged and in full force and effect (including, without limitation, Sections 5.3 and 5.4 of the Agreement, which is applicable to this Third Amendment) and is hereby ratified and confirmed in all respects.

         (c) Reference Within the Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or other words of like import, shall mean and be a reference to the Agreement as amended by the First, Second, and Third Amendments. For the avoidance of doubt, this shall include, without limitation, Sections 5.3 and 5.4 of the Agreement.

         (d) Complete Agreement: Amendments. This Third Amendment together with the Agreement and the First and Second Amendments and any attachments thereto (including the schedules, exhibits and annexes hereto and thereto), and the documents delivered pursuant to the Agreement and First, Second, and Third Amendments constitute the entire agreement and understanding among the parties and supersede any prior written agreement and understanding relating to the subject matter thereto. This Third Amendment may not be modified, amended or otherwise altered except in accordance with the terms of the Agreement.

         (e) Reformation and Severability. In case any provision of this Third Amendment shall be invalid, illegal, unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such revision shall be severed from this Third Amendment and in either case the validity, legality, and enforceability of the remaining provisions of this Third Amendment shall not be in any way affected or impaired hereby.

         (f) Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         (g) Additional Representations and Warranties.

              (i) Both Parties represent and warrant that neither party has made any representations to the other party concerning the matters addressed in the Agreement, the First Amendment, the Second Amendment, and the Third Amendment, except as expressly set forth in such documents.

              (ii) Both Parties represent and warrant that neither party has relied upon any statements not expressly set forth in the Agreement and the First, Second, and Third Amendments, in entering into this Third Amendment.

              (iii) Both Parties represent and warrant that they have entered into this Third Amendment on their own free will, without compulsion or duress, and after consultation with their legal counsel.


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         IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of this 29th day of May. 2003, effective as of the date first written above.

THE DRY CREEK RANCHERIA BAND
OF POMO INDIANS, a federally-recognized
Indian tribe


                                By: /s/ Elizabeth Elgin DeRouen
                                    ---------------------------
                                    Elizabeth Elgin DeRouen
                                    Chairperson


DRY CREEK CASINO, LLC, a Texas limited
liability company


                               By:  H. Thomas Winn
                                  --------------------
                                    H. Thomas Winn
                                    Manager


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